Exhibit 99.01

MODEL N ANNOUNCES FOURTH QUARTER AND

FISCAL YEAR 2014 FINANCIAL RESULTS

Redwood City, CA – Model N, Inc., (NYSE: MODN), the leader in Revenue Management Cloud solutions to the life science and technology industries, today announced financial results for the fourth quarter and full fiscal year 2014, which ended September 30, 2014.

“Model N ended a Fiscal 2014 with continued momentum and another quarter of improved performance, as we exceeded our guidance on both the top and bottom line” said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N. “I am pleased with both the progress we have made throughout the year in our sales execution and with our achievements against our broader strategy. Model N is well positioned for growth, leveraging its leadership position in the growing market for Revenue Management.”

Fourth Quarter Fiscal 2014 Financial Highlights:

•	Total Revenues: Total revenues were $20.3 million, compared to $27.8 million for the fourth quarter of fiscal 2013.

•	Gross Profit: Gross profit was $11.4 million, compared to $15.6 million for the fourth quarter of fiscal 2013. Gross margins were 56%, compared to 56% for the fourth quarter of fiscal 2013. Non-GAAP gross profit was $11.8 million, compared to $16.3 million for the fourth quarter of fiscal 2013. Non-GAAP gross margins were 58%, compared to 59% for the fourth quarter of fiscal 2013.

•	Loss from operations: GAAP loss from operations was $(5.8) million, compared to income from operations of $1.0 million for the fourth quarter of fiscal 2013. Non-GAAP loss from operations was $(3.1) million, compared to income from operations of $4.0 million for the fourth quarter of fiscal 2013.

•	Net loss: GAAP net loss was $(5.9) million, compared to net income of $0.7 million for the fourth quarter of fiscal 2013. GAAP diluted net loss per share attributed to common stockholders was $(0.24) based upon weighted average shares outstanding of 24.9 million, as compared to net income per share of $0.03 for the fourth quarter of fiscal 2013 based upon weighted average shares outstanding of 25.9 million.

•	Non-GAAP net loss: Non-GAAP net loss was $(3.3) million, as compared to net income of $3.8 million for the fourth quarter of fiscal 2013. Non-GAAP net loss per share was $(0.13) based upon weighted average shares outstanding of 24.9 million, as compared to diluted net income per share of $0.15 for the fourth quarter of fiscal 2013 based upon weighted average shares outstanding of 25.9 million.

•	Adjusted EBITDA: Adjusted EBITDA was $(2.3) million, compared to $4.5 million for the fourth quarter of fiscal 2013.

Fiscal Year 2014 Financial Highlights:

•	Total Revenues: Total revenues were $81.8 million for fiscal 2014, compared to $101.9 million for fiscal 2013.

•	Gross Profit: Gross profit was $44.0 million for fiscal 2014, compared to $55.7 million for fiscal 2013. Gross margins were 54%, compared to 55% for fiscal 2013. Non-GAAP gross profit was $46.2 million, compared to $57.7 million for fiscal 2013. Non-GAAP gross margins were 57%, compared to 57% in fiscal 2013.

•	Income (loss) from operations: GAAP loss from operations was ($20.4) million for fiscal 2014, compared to an income from operations of $0.5 million for fiscal 2013. Non-GAAP loss from operations was ($9.6) million for fiscal 2014, compared to an income from operations of $7.7 million for fiscal 2013.

•	Net loss: GAAP net loss was ($20.9) million for fiscal 2014, compared to a GAAP net loss of ($0.9) million for fiscal 2013. GAAP net loss per share was ($0.86) for fiscal 2014 based upon weighted average shares outstanding of 24.4 million, as compared to a GAAP net loss per share of ($0.06) for fiscal 2013 based upon weighted average shares outstanding of 16.0 million.

•	Non-GAAP net income (loss): Non-GAAP net loss was ($10.1) million for fiscal 2014, as compared to a Non-GAAP net income $7.0 million for fiscal 2013. Non-GAAP net loss per share was ($0.41) for fiscal 2014 based upon weighted average shares outstanding of 24.4 million, as compared to a Non-GAAP diluted net income per share of $0.31 for fiscal 2013 based upon weighted average shares outstanding of 22.2 million.

•	Adjusted EBITDA: Adjusted EBITDA was ($6.2) million for fiscal 2014, compared to $9.6 million for fiscal 2013.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of November 10, 2014, we are providing guidance for the first quarter of fiscal 2015 and the full fiscal year ending September 30, 2015.

First Quarter Fiscal 2015 Guidance:

•	Total revenues are expected to be in the range from $21.6 million to $21.9 million,

•	Non-GAAP loss from operations is expected to be in the range of ($2.5) to ($2.8) million,

•	Non-GAAP net loss per share is expected to be in the range of ($0.10) to ($0.11) based upon weighted average shares outstanding of 25.3 million shares.

Fiscal Year 2015 Guidance:

•	Total revenues are expected to be in the range from $92.0 million to $93.5 million,

•	Non-GAAP loss from operations is expected to be in the range of ($8.0) to ($9.5) million,

•	Non-GAAP net loss per share is expected to be in the range of ($0.31) to ($0.37) based upon weighted average shares outstanding of 25.9 million shares.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2014, which ended September 30, 2014. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 13592861. A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call, a recording will be available for one year for replay at: http://investor.modeln.com and a telephone replay will be available through 11:59 p.m. ET on November 17, 2014 by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 13592861.

About Model N

Model N is the leader in Revenue Management Cloud solutions. Model N helps its customers maximize their revenues by maximizing sell time, revenues per opportunity and number of opportunities. Model N Cloud solutions manage every dollar that impacts the customer’s top line and transforms the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the unique business needs of life science and technology companies across more than 100 countries. Global customers include: Actavis, Allergan, Amgen, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Microsoft Mobile, Novartis, Novo Nordisk, STMicroelectronics, and VMware. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal year 2015 revenue and other financial results, future prospects, and market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; and (xi) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our final prospectus, our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2014, to be filed with the SEC, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP (loss) income from operations, non-GAAP net (loss) income, weighted-average shares outstanding, non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges and amortization of intangible assets. Non-GAAP (loss) income from operations and non-GAAP net (loss) income exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, changes in fair value of preferred stock warrant liability, and restructuring charges as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net (loss) income, adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, restructuring charges, interest and other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact:

ICR for Model N

Greg Kleiner, 650-610-4998

investorrelations@modeln.com

Media Contact:

Model N

Brenda Christensen, 650-610-4683

bchristensen@modeln.com

Model N Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	As of September 30,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$101,006	$103,350
Accounts receivable, net	15,203	16,140
Deferred cost of implementation services, current portion	251	491
Prepaid expenses	2,092	3,225
Other current assets	322	342

Total current assets	118,874	123,548
Property and equipment, net	6,889	7,871
Goodwill	1,509	1,509
Intangible assets, net	587	918
Other assets	1,272	626

Total assets	$129,131	$134,472

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,369	$468
Accrued employee compensation	9,194	13,941
Accrued liabilities	1,998	2,848
Deferred revenue, current portion	23,943	19,131
Capital lease obligations, current portion	—	318

Total current liabilities	36,504	36,706
Long-term liabilities:
Deferred revenue, net of current portion	2,585	3,507
Other long-term liabilities	1,078	641

Total long-term liabilities	3,663	4,148

Total liabilities	40,167	40,854

Stockholders’ equity:
Common Stock	4	3
Preferred Stock	—	—
Additional paid-in capital	172,245	156,032
Accumulated other comprehensive loss	(289)	(302)
Accumulated deficit	(82,996)	(62,115)

Total stockholders’ equity	88,964	93,618

Total liabilities and stockholders’ equity	$129,131	$134,472

Model N Inc.

Condensed Consolidated Statements of Operations

(dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Fiscal Years Ended September 30,
	2014	2013	2014	2013
Revenues:
License and implementation	$7,884	$15,772	$35,333	$59,134
SaaS and maintenance	12,394	11,985	46,423	42,770

Total revenues	20,278	27,757	81,756	101,904
Cost of Revenues:
License and implementation	3,697	6,945	16,652	26,832
SaaS and maintenance	5,175	5,181	21,092	19,350

Total cost of revenues	8,872	12,126	37,744	46,182

Gross profit	11,406	15,631	44,012	55,722
Operating Expenses:
Research and development	4,348	4,107	18,710	16,772
Sales and marketing	7,705	4,782	25,998	21,144
General and administrative	5,153	4,545	19,671	16,063
Restructuring	—	1,215	26	1,215

Total operating expenses	17,206	14,649	64,405	55,194

(Loss) income from operations	(5,800)	982	(20,393)	528
Interest (income) expense, net	(2)	31	(12)	357
Other (expenses) income, net	5	(6)	116	658

(Loss) income before income taxes	(5,803)	957	(20,497)	(487)
Provision for income taxes	123	209	384	439

Net (loss) income	$(5,926)	$748	$(20,881)	$(926)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.24)	$0.03	$(0.86)	$(0.06)

Diluted	$(0.24)	$0.03	$(0.86)	$(0.06)

Weighted average number of shares used in computing net (loss) income per share attributable to common stockholders:
Basic	24,949	22,901	24,399	15,979

Diluted	24,949	25,853	24,399	15,979

Model N Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net (loss) income	$(5,926)	$748	$(20,881)	$(926)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	842	463	3,385	1,877
Amortization of intangible assets	83	83	331	330
Stock-based compensation	2,499	1,550	9,949	4,856
Changes in fair value of preferred stock warrant liability	—	—	—	671
Other non cash charges, net	54	(31)	83	151
Changes in assets and liabilities:
Accounts receivable	2,789	4,048	983	(3,719)
Prepaid expenses and other assets	279	(1,182)	407	(3,043)
Deferred cost of implementation services	(23)	620	242	925
Accounts payable	897	(1,635)	685	264
Accrued employee compensation	(2,282)	3,576	(4,624)	6,275
Other accrued and long-term liabilities	406	(371)	(500)	900
Deferred revenue	(2,216)	(7,599)	3,890	(8,975)

Net cash (used in) provided by operating activities	(2,598)	270	(6,050)	(414)

Cash flows from investing activities:
Purchases of property and equipment	(332)	(581)	(1,835)	(1,392)
Capitalization of software development costs	(381)	(1,043)	(381)	(3,741)
Sale (purchase) of short-term investments, net	—	56	—	(7)

Net cash used in investing activities	(713)	(1,568)	(2,216)	(5,140)

Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	—	—	—	101,064
Proceeds from exercise of stock options and employee stock purchase plan	1,189	92	6,238	860
Payments for deferred offering costs	—	(352)	(6)	(2,914)
Principal payments on capital lease obligations	(26)	(144)	(318)	(586)
Principal payments on loan	—	—	—	(5,208)

Net cash provided by (used in) financing activities	1,163	(404)	5,914	93,216

Effect of exchange rate changes on cash and cash equivalents	(16)	(26)	8	(80)
Net (decrease) increase in cash and cash equivalents	(2,164)	(1,728)	(2,344)	87,582
Cash and cash equivalents at beginning of period	103,170	105,078	103,350	15,768

Cash and cash equivalents at end of period	$101,006	$103,350	$101,006	$103,350

Model N Inc.

Reconciliation of GAAP to Non-GAAP Results

(dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP net income (loss) to adjusted EBITDTA:
GAAP net (loss) income :	$(5,926)	$748	$(20,881)	$(926)
Reversal of non-GAAP expenses:
Stock-based compensation	2,499	1,550	9,949	4,856
Depreciation and amortization	925	546	3,716	2,207
LeapFrogRx compensation charges	80	201	461	815
Restructuring	—	1,215	26	1,215
Interest (income) expense, net	(2)	31	(12)	357
Other expenses (income), net	5	(6)	116	658
Provision for income taxes	123	209	384	439

Adjusted EBITDA	$(2,296)	$4,494	$(6,241)	$9,621

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$11,406	$15,631	$44,012	$55,722
Reversal of non-GAAP expenses:
Stock-based compensation (a)	326	440	1,654	1,213
Amortization of intangible assets (b)	61	62	243	243
LeapFrogRx compensation charges (c)	50	138	288	521

Non-GAAP gross profit	$11,843	$16,271	$46,197	$57,699

Percentage of revenue	58.4%	58.6%	56.5%	56.6%

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP gross profit to non-GAAP gross profit:
for license and implementation:
GAAP gross profit - license and implementation:	$4,187	$8,827	$18,681	$32,302
Reversal of non-GAAP expenses:
Stock-based compensation (a)	153	221	905	591

Non-GAAP gross profit - license and implementation	$4,340	$9,048	$19,586	$32,893

Percentage of revenue	55.0%	57.4%	55.4%	55.6%

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP gross profit to non-GAAP gross profit:
for SaaS and maintenance:
GAAP gross profit - SaaS and maintenance:	$7,219	$6,804	$25,331	$23,420
Reversal of non-GAAP expenses:
Stock-based compensation (a)	173	219	749	622
Amortization of intangible assets (b)	61	62	243	243
LeapFrogRx compensation charges (c)	50	138	288	521

Non-GAAP gross profit - SaaS and maintenance	$7,503	$7,223	$26,611	$24,806

Percentage of revenue	60.5%	60.3%	57.3%	58.0%

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP research and development to non-GAAP research and development:
GAAP research and development	$4,348	$4,107	$18,710	$16,772
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(306)	(290)	(1,278)	(747)
LeapFrogRx compensation charges (c)	(1)	(3)	(11)	(35)

Non-GAAP research and development	$4,041	$3,814	$17,421	$15,990

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP sales and marketing to non-GAAP sales and marketing:
GAAP sales and marketing	$7,705	$4,782	$25,998	$21,144
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(858)	(288)	(2,789)	(1,687)
Amortization of intangible assets (b)	(22)	(21)	(88)	(86)
LeapFrogRx compensation charges (c)	(11)	(42)	(76)	(186)

Non-GAAP sales and marketing	$6,814	$4,431	$23,045	$19,185

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP general and administrative to non-GAAP general and administrative:
GAAP sales and marketing	$5,153	$4,545	$19,671	$16,063
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(1,009)	(532)	(4,228)	(1,209)
LeapFrogRx compensation charges (c)	(18)	(18)	(86)	(73)

Non-GAAP general and administrative	$4,126	$3,995	$15,357	$14,781

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Reconciliation from GAAP (loss) income from operations to non-GAAP (loss) income from operations:
GAAP net (loss) income from operations:	$(5,800)	$982	$(20,393)	$528
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,499	1,550	9,949	4,856
Amortization of intangible assets (b)	83	83	331	329
LeapFrogRx compensation charges (c)	80	201	461	815
Restructuring ( e)	—	1,215	26	1,215

Non-GAAP (loss) income from operations	$(3,138)	$4,031	$(9,626)	$7,743

	Three months ended September 30,		Fiscal years ended September 30,
	2014	2013	2014	2013
Numerator:
Reconciliation between GAAP and non-GAAP net (loss) income:
GAAP net (loss) income:	$(5,926)	$748	$(20,881)	$(926)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	2,499	1,550	9,949	4,856
Amortization of intangible assets (b)	83	83	331	329
LeapFrogRx compensation charges (c)	80	201	461	815
Changes in fair value of preferred stock warrant liability (d)	—	—	—	670
Restructuring (e)	—	1,215	26	1,215

Non-GAAP net income (loss) attributable to
Model N Inc. common stockholders	$(3,264)	$3,797	$(10,114)	$6,959

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net (loss) income per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP diluted net (loss) income per share	24,949	25,853	24,399	15,979
Assuming the conversion of preferred stock at the beginning of each period	—	—	—	3,377
Effect of dilutive securities (stock options, restricted stock units, warrants and ESPP)	—	—	—	2,837

Weighted average shares used in computing non-GAAP diluted net income (loss) per common share	24,949	25,853	24,399	22,193

GAAP diluted net (loss) income per share attributable to Model N Inc. common stockholders	$(0.24)	$0.03	$(0.86)	$(0.06)

Non-GAAP diluted net (loss) income per share attributable to
Model N Inc. common stockholders	$(0.13)	$0.15	$(0.41)	$0.31

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, income (loss) from operations, net (loss) income, weighted average shares outstanding and net (loss) income per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, restructuring charge, amortization of intangible assets and changes in fair value of preferred stock warrant liability and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating (loss) income, net (loss) income or basic and diluted net (loss) income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP income because stock-based compensation amounts are difficult to forecast due in part to the volume and timing of stock option and restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)	Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)	In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totalling upto $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)	Preferred stock warrant was classified as liability and was marked to market in each period until the preferred stock warrant was converted to common stock warrant upon the closing date of IPO. The change in fair value of preferred stock warrant liability was a non-cash item. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)	On September 30, 2013, the Company recorded a workforce reduction restructuring charges primarily related to employee separation packages, which included severance pay, benefits continuation and outplacement costs. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.